                                                                     EXHIBIT 4.1

                                 XTO ENERGY INC.

                                       AND

                              THE BANK OF NEW YORK,
                                     Trustee

                                   ----------

                                    INDENTURE

                           Dated as of April 23, 2003

                                   ----------

                          6 1/4% SENIOR NOTES DUE 2013

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................1
   Section 1.1 Definitions........................................................................1
   Section 1.2 Incorporation by Reference of Trust Indenture Act.................................28
   Section 1.3 Rules of Construction.............................................................28
ARTICLE II THE NOTES.............................................................................29
   Section 2.1 Form and Dating...................................................................29
   Section 2.2 Execution and Authentication......................................................29
   Section 2.3 Registrar and Paying Agent........................................................30
   Section 2.4 Paying Agent to Hold Money in Trust...............................................31
   Section 2.5 Noteholder Lists..................................................................31
   Section 2.6 Transfer and Exchange.............................................................31
   Section 2.7 Replacement Notes.................................................................32
   Section 2.8 Outstanding Notes.................................................................32
   Section 2.9 Temporary Notes...................................................................32
   Section 2.10 Cancellation.....................................................................32
   Section 2.11 Defaulted Interest...............................................................33
   Section 2.12 CUSIP Numbers....................................................................33
   Section 2.13 Issuance of Additional Notes.....................................................33
ARTICLE III SATISFACTION AND DISCHARGE...........................................................34
   Section 3.1 Satisfaction and Discharge of Indenture...........................................34
   Section 3.2 Application of Trust Money........................................................35
   Section 3.3 Repayment to Company..............................................................35
ARTICLE IV REMEDIES..............................................................................36
   Section 4.1 Events of Default.................................................................36
   Section 4.2 Acceleration of Maturity; Rescission and Annulment................................38
   Section 4.3 Collection of Indebtedness and Suits for Enforcement by Trustee...................40
   Section 4.4 Trustee May File Proofs of Claim..................................................41
   Section 4.5 Trustee May Enforce Claims Without Possession of Notes............................41
   Section 4.6 Application of Money Collected....................................................42
   Section 4.7 Limitation on Suits...............................................................42
   Section 4.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.........43
   Section 4.9 Restoration of Rights and Remedies................................................43
   Section 4.10 Rights and Remedies Cumulative...................................................43
   Section 4.11 Delay or Omission Not Waiver.....................................................44
   Section 4.12 Control by Holders...............................................................44
   Section 4.13 Waiver of Past Defaults..........................................................44
   Section 4.14 Waiver of Stay, Extension or Usury Laws..........................................45
   Section 4.15 Undertaking for Costs............................................................45
ARTICLE V  THE TRUSTEE...........................................................................45
   Section 5.1 Notice of Defaults................................................................45
   Section 5.2 Certain Rights of Trustee.........................................................45
   Section 5.3 Trustee Not Responsible for Recitals or Issuance of Notes.........................47
   Section 5.4 May Hold Notes....................................................................47
   Section 5.5 Money Held in Trust...............................................................48
   Section 5.6 Compensation and Reimbursement....................................................48
   Section 5.7 Corporate Trustee Required; Eligibility...........................................49
   Section 5.8 Conflicting Interests.............................................................49
   Section 5.9 Resignation and Removal; Appointment of Successor.................................49
   Section 5.10 Acceptance of Appointment by Successor...........................................50
   Section 5.11 Merger, Conversion, Consolidation or Succession to Business......................51
   Section 5.12 Preferential Collection of Claims Against Company................................51

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
ARTICLE VI HOLDERS' LISTS AND REPORTS BY TRUSTEE.................................................51
   Section 6.1 Disclosure of Names and Addresses of Holders......................................51
   Section 6.2 Reports By Trustee................................................................52
ARTICLE VII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.................................52
   Section 7.1 Company May Consolidate, etc., Only on Certain Terms..............................52
   Section 7.2 Successor Substituted.............................................................53
ARTICLE VIII SUPPLEMENTAL INDENTURES.............................................................54
   Section 8.1 Supplemental Indentures without Consent of Holders................................54
   Section 8.2 Supplemental Indentures with Consent of Holders...................................55
   Section 8.3 Execution of Supplemental Indentures..............................................56
   Section 8.4 Effect of Supplemental Indentures.................................................56
   Section 8.5 Conformity with Trust Indenture Act...............................................56
   Section 8.6 Reference in Notes to Supplemental Indentures.....................................56
   Section 8.7 Notice of Supplemental Indentures.................................................56
ARTICLE IX COVENANTS.............................................................................57
   Section 9.1 Payment of Principal, Premium, if any, and Interest...............................57
   Section 9.2 Maintenance of Office or Agency...................................................57
   Section 9.3 Money for Note Payments to Be Held in Trust.......................................57
   Section 9.4 Corporate Existence...............................................................59
   Section 9.5 Payment of Taxes and Other Claims.................................................59
   Section 9.6 Maintenance of Properties.........................................................59
   Section 9.7 Insurance.........................................................................60
   Section 9.8 Statement by Officers as to Default...............................................60
   Section 9.9 Reports...........................................................................60
   Section 9.10 Limitation on Liens..............................................................61
   Section 9.11 Waiver of Certain Covenants......................................................61
   Section 9.12 Limitation on Non-Guarantor Restricted Subsidiaries..............................61
   Section 9.13 Limitation on Restricted Payments................................................63
   Section 9.14 Limitation on Indebtedness.......................................................67
   Section 9.15 Change of Control................................................................68
   Section 9.16 Limitation on Disposition of Proceeds of Asset Sales.............................69
   Section 9.17 Limitation on Transactions with Affiliates.......................................72
   Section 9.18 Limitation on Dividends and Other Payment Restrictions Affecting
                Restricted Subsidiaries..........................................................72
   Section 9.19 Limitation on Sale/Leaseback Transactions........................................73
   Section 9.20 Limitation on Conduct of Business................................................73
   Section 9.21 Termination of Covenants.........................................................73
ARTICLE X REDEMPTION OF NOTES....................................................................74
   Section 10.1 Redemption and Repurchase........................................................74
   Section 10.2 Election to Redeem; Notice to Trustee............................................74
   Section 10.3 Selection by Trustee of Notes to Be Redeemed.....................................74
   Section 10.4 Notice of Redemption.............................................................75
   Section 10.5 Deposit of Redemption Price......................................................75
   Section 10.6 Securities Payable on Redemption Date............................................76
   Section 10.7 Notes Redeemed in Part...........................................................76
   Section 10.8 Optional Redemption at Make Whole Price..........................................76
ARTICLE XI DEFEASANCE AND COVENANT DEFEASANCE....................................................76
   Section 11.1 Company's Option to Effect Defeasance or Covenant Defeasance.....................76
   Section 11.2 Defeasance and Discharge.........................................................77
   Section 11.3 Covenant Defeasance..............................................................77
   Section 11.4 Conditions to Defeasance or Covenant Defeasance..................................78
   Section 11.5 Deposited Money and U.S. Government Obligations to Be Held in Trust;
                Other Miscellaneous Provisions...................................................79
   Section 11.6 Reinstatement....................................................................80
ARTICLE XII CONVERSION...........................................................................80
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                                       ii

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
   Section 12.1 No Conversion....................................................................80
ARTICLE XIII MISCELLANEOUS.......................................................................80
   Section 13.1 Compliance Certificates and Opinions.............................................80
   Section 13.2 Form of Documents Delivered to Trustee...........................................81
   Section 13.3 Acts of Holders..................................................................81
   Section 13.4 Notices, etc. to Trustee and Company.............................................83
   Section 13.5 Notice to Holders; Waiver........................................................83
   Section 13.6 Effect of Headings and Table of Contents.........................................84
   Section 13.7 Successors and Assigns...........................................................84
   Section 13.8 Separability Clause..............................................................84
   Section 13.9 Benefits of Indenture............................................................84
   Section 13.10 Governing Law; Trust Indenture Act Controls.....................................84
   Section 13.11 Legal Holidays..................................................................85
   Section 13.12 No Recourse Against Others......................................................85
   Section 13.13 Duplicate Originals.............................................................85
   Section 13.14 No Adverse Interpretation of Other Agreements...................................85
ARTICLE XIV GUARANTEES...........................................................................85
   Section 14.1. Unconditional Guarantee.........................................................85
   Section 14.2 Subsidiary Guarantors May Consolidate, etc. on Certain Terms.....................87
   Section 14.3 Release of a Subsidiary Guarantor................................................87
   Section 14.4 Limitation of Subsidiary Guarantor's Liability...................................88
   Section 14.5 Contribution.....................................................................88
   Section 14.6 Execution and Delivery of Evidence of Subsidiary Guarantee.......................88
   Section 14.7 Severability.....................................................................88
   Section 14.8 Payment..........................................................................89

Rule 144A/Regulation S Appendix...............................................................App.1
Exhibit 1 -- Form of Initial Notes..............................................................I-1
Exhibit A-1 -- Form of Exchange Note or Private Exchange Note...................................A-1
Exhibit B -- Form of Supplemental Indenture.....................................................B-1

CROSS-REFERENCE SHEET

                  Provisions of the Trust Indenture Act of 1939
                                and the Indenture

Trust Indenture                                                        Indenture
  Act Section                                                           Section
---------------                                                        ---------

(S)310(a)(1)      ..................................................     5.7
      (a)(2)      ..................................................     5.7
      (b)         ..................................................    5.7, 5.8
(S)311            ..................................................     5.12
(S)312(c)         ..................................................     6.1
(S)313            ..................................................     6.2
(S)314(a)         ..................................................     9.9
      (c)(1)      ..................................................    13.1
      (c)(2)      ..................................................    13.1
      (e)         ..................................................    13.1
(S)315(a)         ..................................................     5.2
      (b)         ..................................................     5.1
(S)316(a)(last
      sentence)   ..................................................     2.8
      (a(1)(A)    ..................................................   4.2, 4.12
      (a)(1)(B)   ..................................................     4.13
      (b)         ..................................................     4.8
      (c)         ..................................................    13.3(d)
(S)317(a)(1)      ..................................................     4.3
      (a)(2)      ..................................................     4.4
      (b)         ..................................................     9.3
(S)318(a)         ..................................................    13.10(b)

             This Cross-Reference Sheet shall not, for any purpose,
                    be deemed to be a part of the Indenture.

     INDENTURE, dated as of April 23, 2003 between XTO ENERGY INC., a Delaware corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company desires to issue 6 1/4 % Senior Notes due 2013, the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company; and

     WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms;

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person (1) assumed in connection with an Asset Acquisition from such Person, (2) outstanding at the time such Person becomes a Subsidiary of any other Person (other than Indebtedness incurred in connection with, or in contemplation of, the Asset Acquisition or the Person becoming a Subsidiary) or (3) any renewals, extensions, substitutions, refinancings or replacements of any of that Indebtedness described in clauses (1) and (2), including successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, and (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (iii)

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such new Indebtedness has an Average Life longer than the Average Life of the
Notes and a final Stated Maturity later than the final Stated Maturity of the Notes.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 13.3.

     "Additional Notes" means, subject to the Company's compliance with Section 9.14, 6 1/4 % Senior Notes due 2013 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.6, 2.7, 2.9 or 10.7 of this Indenture and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

     "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries (including, without limitation, oil and gas reserves owned by an oil and gas royalty trust and attributable to the Company or a Restricted Subsidiary by virtue of its ownership of Capital Stock of such royalty trust) calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,
(iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of
(i) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned

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to the Company or a Restricted Subsidiary), (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) to the extent included in
(a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (using the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) the discounted future net revenues, calculated in accordance with SEC guidelines (using prices utilized in the Company's year-end reserve report), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company was still using the successful efforts method of accounting.

..     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Properties of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis including options or warrants to purchase such equity, but only if exercisable at the date of determination or within 60 days thereof) of a Person shall be deemed to constitute control of such Person. No Person shall be deemed an Affiliate of an oil and gas royalty trust solely by virtue of ownership of units of beneficial interest in such trust.

     "Agent Members" has the meaning specified in Section 2.1(b) of the Appendix.

     "Appendix" has the meaning specified in Section 2.1.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary shall be merged with or into the Company or any Restricted Subsidiary or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line of business of such Person.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by way of a Production Payment or by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries; or (c) any other properties or assets of the Company or any of its Restricted Subsidiaries other than any abandonment, farm-in, farm-out, lease or sublease of Oil and Gas Properties in the ordinary course of business or any disposition of hydrocarbons or other mineral products in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties or assets that is governed by, and made in accordance with, the provisions of Article VII hereof; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if such transfer is made in compliance with Section 9.13 hereof; (iii) any trade or exchange of Oil and Gas Properties or Capital Stock in any corporation or royalty trust in the Oil and Gas Business owned by the Company or any Restricted Subsidiary for Oil and Gas Properties owned or held by another Person provided that (x) the Fair Market Value of the Properties or Capital Stock traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the Properties (together with any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value) to be received by the Company or such Restricted Subsidiary as determined in good faith by (A) any Officer of the Company if such Fair Market Value is less than $5,000,000 and (B) the Board of Directors of the Company as evidenced by a Board Resolution if such Fair Market Value is equal to or in excess of $5,000,000, provided that if such resolution indicates that such Fair Market Value is equal to or in excess of $10,000,000 such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in Oil and Gas Properties, and (y) such exchange is approved by a majority of the Disinterested Directors of the Company; (iv) Sale/Leaseback Transactions in compliance with Section 9.19; or (v) any transfer of Properties having a Fair Market Value of less than $2,000,000.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Restricted Subsidiary, either the board of directors of such Restricted Subsidiary or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Restricted Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Restricted Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York, or the city in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, units of beneficial interest (including of an oil and gas royalty trust), interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above; and (e) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (b) above.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company; (b) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, conveys, transfers or leases, or the Restricted Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the liquidation or dissolution of the Company.

     "Change of Control Notice" has the meaning specified in Section 9.15(c).

     "Change of Control Offer" has the meaning specified in Section 9.15(a).

     "Change of Control Purchase Date" has the meaning specified in Section 9.15(c).

     "Change of Control Purchase Price" has the meaning specified in Section 9.15(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

     "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (b) the sum of such Consolidated Interest Expense for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with clause (x) of Section 9.14 hereof and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with clause (x) of
Section 9.14 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iii) notwithstanding clauses (i) and (ii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements and (iv) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including franchise taxes based on income) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount,
(ii) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) that is guaranteed by the Company or any Restricted Subsidiary is in default, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (d) the aggregate amount of dividends paid or accrued on Redeemable Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Redeemable Capital Stock is owned by Persons other than Restricted Subsidiaries.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax effect of changes on or after January 1, 2001, in accounting principles, (c) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (d) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries or any oil and gas royalty trust), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period), (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary, (g) any write-downs of non-current assets; provided, however, that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred and (h) any unrealized non-cash gains or losses in respect of hedge or non-hedge derivatives (including those resulting from the application of Financial Accounting Standards Board Statement No. 133).

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization (including, without limitation, amortization of capitalized debt issuance costs), impairment and other non-cash expenses (including any exploration expense) of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration.

     "Covenant Termination Date" has the meaning specified in Section 9.21.

     "Default" means any event, act or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Depository" has the meaning specified in Section 1.1 of the Appendix.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which a Board Resolution of the Company is required to be delivered under this Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations thereof issued by the Internal Revenue Service or the Department of Labor thereunder.

     "ERISA Affiliate" shall mean any subsidiary or trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

     "Event of Default" has the meaning specified in Section 4.1.

     "Excess Proceeds" has the meaning specified in Section 9.16(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

     "Exchange Notes" has the meaning specified in Section 1.1 of the Appendix.

     "Existing Subordinated Notes" means all or any of the Company's 8 3/4% Senior Subordinated Notes due 2009 issued in the original aggregate principal amount of $175,000,000 and outstanding at the Issue Date.

     "Fair Market Value" means the fair market value of a Property (including Capital Stock) or Redeemable Capital Stock as determined by a Board Resolution of the Company adopted in good faith, which determination shall be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

     "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

     "Funding Guarantor" has the meaning specified in Section 14.5.

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of this Indenture.

     "Global Note" has the meaning specified in Section 2.1(a) of the Appendix.

     "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Holder" means a Person in whose name a Note is registered in the Security Register.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person (unless such Sale/Leaseback Transaction has been entered into in reliance upon, and complies with, clause (ii) of Section 9.19), (f) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment), (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (i) all net obligations of such Person under or in respect of currency exchange contracts, Interest Rate Protection Obligations and Oil and Gas Hedging Contracts and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock, provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (g) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Notes" has the meaning specified in Section 1.1 of the Appendix.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding in connection therewith, relating to such Person or to its creditors, as such, or its assets, (b) any liquidation, dissolution or other winding-up of such Person, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

     "Interest Payment Date" means, with respect to any Note, the Stated Maturity of an installment of interest on the Note.

     "Interested Person" has the meaning specified in Section 9.17.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and includes, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary becomes an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with Section 9.14 hereof, but only to the extent that the notional principal amount of such Interest Rate Protection Obligations does not exceed 105% of the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (c) bonds, notes, debentures or other securities or evidences of Indebtedness received as a result of Asset Sales permitted under Section 9.16 hereof.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and equal to or higher than BBB- (or the equivalent) by S&P.

     "Issue Date" means the date of original issuance of the Initial Notes.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Liquid Securities" means securities of an issuer that is not an Affiliate of the Company, that are publicly traded on a national securities exchange or the Nasdaq Stock Market and upon which the Company does not have any selling restrictions. The Company or any Restricted Subsidiary shall not be deemed to have selling restrictions with respect to any securities under the Securities Act if it has registration rights with respect to such securities.

     "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Note (excluding any portion of such payments of interest accrued as of the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such Note. As used herein, "Treasury Rate" is defined as the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (510), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Notes; provided, however, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. As used herein, "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the Redemption Date and the Stated Maturity of the Notes.

     "Make-Whole Price" means the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of such Notes.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or herein, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the Company or any ERISA Affiliate is making or accruing or has made or accrued an obligation to make contributions.

     "Multiple Employer Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer other than an ERISA Affiliate or the Company contribute and which is subject to
Section 4064 of ERISA.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Proceeds Deficiency" has the meaning specified in Section 9.16(c).

     "Net Proceeds Offer" has the meaning specified in Section 9.16(c).

     "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or a Restricted Subsidiary incurred in connection with the acquisition by the Company or a Restricted Subsidiary of any property or assets and as to which (a) the holders of such Indebtedness agree that they will look solely to the property and assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness and (b) no default with respect to such Indebtedness would permit (after notice, passage of time or both), according to the terms thereof, any holder of any other Indebtedness of the Company or its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Notes" has the meaning specified in Section 1.1 of the Appendix. For purposes of this Indenture, the term "Notes" shall, except where the context otherwise requires, include the Subsidiary Guarantees, if any.

     "Note Obligations" means any principal of, premium, if any, and interest on, and any other amounts (including, without limitation, any payment obligations with respect to the Notes as a result of any Asset Sale, Change of Control or redemption) owing in respect of, the Notes payable pursuant to the terms of the Notes or this Indenture or upon acceleration of the Notes.

     "Offered Price" has the meaning specified in Section 9.16(c).

     "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

     "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Oil and Gas Business" means (a) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties, (b) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or Properties, (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith, and (d) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (a) through (c) of this definition.

     "Oil and Gas Hedging Contracts" means any agreements or arrangements that are designed to provide protection against price fluctuations of oil, natural gas or other commodities.

     "Oil and Gas Property" means any Property or interest in Property used or useful in the Oil and Gas Business.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Notes, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (c) Notes, except to the extent provided in Sections 11.2 and 11.3, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XI; and

     (d) Notes which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Any Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

     "Pari Passu Indebtedness Amount" has the meaning specified in Section 9.16(c).

     "Pari Passu Offer" has the meaning specified in Section 9.16(c).

     "Paying Agent" has the meaning specified in Section 2.3.

     "Payment Amount" has the meaning specified in Section 9.16(c).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "PBGC Plan" shall mean any employee pension benefit plan as defined in
Section 3(2) of ERISA sponsored by the Company or an ERISA Affiliate (excluding any Multiemployer Plan and any Multiple Employer Plan) and which is subject to Title IV of ERISA or Section 412 of the Code.

     "Permitted Indebtedness" means any of the following:

     (a) Indebtedness of the Company under one or more bank credit or revolving credit facilities in an aggregate principal amount at any one time outstanding under this clause (a) not to exceed the greater of (i) $850 million and (ii) an amount equal to the sum of (A) $400 million and (B) 25% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness (plus interest and fees under such facilities), less any amounts derived from Asset Sales and applied to the required permanent reduction of Pari Passu Indebtedness (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such credit facilities as contemplated by Section 9.16(b)(i) (the "Maximum Credit Amount") (with the Maximum Credit Amount to be an aggregate maximum amount for the Company and all Restricted Subsidiaries, pursuant to clause (a) of the definition of "Permitted Subsidiary Indebtedness"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings or replacements (each, for purposes of this clause, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (a) (and clause (a) of the definition of "Permitted Subsidiary Indebtedness"), shall not at any one time exceed the Maximum Credit Amount;

     (b) Indebtedness of the Company under the Notes issued on the Issue Date or any Exchange Notes;

     (c) Indebtedness of the Company outstanding on the date of this Indenture (and not repaid or defeased with the proceeds of the Notes);

     (d) obligations of the Company pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; and obligations under currency exchange contracts and Oil and Gas Hedging Contracts entered into in the ordinary course of business;

     (e) Indebtedness of the Company to any Restricted Subsidiaries;

     (f) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

     (g) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety or other reimbursement obligations (in each case other than an obligation for money borrowed);

     (h) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Indebtedness of the Company incurred in compliance with clauses (i) and (ii) of the proviso to the first sentence of Section 9.14 or pursuant to clause (b),
(c), (h) or (j) of this definition, including any successive refinancings by the Company, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, and (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced and (iii) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

     (i) Non-Recourse Indebtedness;

     (j) Purchase Money Indebtedness of the Company in an aggregate principal amount (when added to (1) all refinancings thereof pursuant to clause (h) of this definition plus (2) Purchase Money Indebtedness incurred by all Restricted Subsidiaries pursuant to clause (k) of the definition of Permitted Subsidiary Indebtedness and all refinancings thereof pursuant to clause (l) of such definition) not in excess of $50,000,000 at any one time outstanding; and

     (k) other Indebtedness of the Company in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding.

     "Permitted Investments" means any of the following: (a) Investments in Cash Equivalents; (b) Investments in the Company or any of its Restricted Subsidiaries; (c) Investments in an amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets determined as of the date of the making or incurrence of such Permitted Investment at any one time outstanding; (d) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary of the Company or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (e) entry into operating agreements, joint ventures, partnership agreements, limited liability company agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements or other similar or customary agreements, transactions or arrangements, and Investments, contributions of Property and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business; (f) entry into any Oil and Gas Hedging Contracts in the ordinary course of business; (g) Investments in Capital

Stock of any oil and gas royalty trust; (h) entry into a joint venture or partnership agreement in connection with ownership and operation of office and building real estate and related assets owned by the Company or any Restricted Subsidiary and contribution of such assets to such entity; or (i) loans and advances to employees of the Company or any Restricted Subsidiary in an amount not to exceed $2,000,000 at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

     (a) Liens existing as of the Issue Date;

     (b) Liens securing the Notes;

     (c) Liens in favor of the Company or a Subsidiary Guarantor;

     (d) Liens securing refinancings, as defined in clause (h) of the definition of Permitted Indebtedness of secured Indebtedness; provided that such Liens extend only to cover the Property currently securing the Indebtedness being refinanced;

     (e) Liens for taxes, assessments and governmental charges or claims either
(i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

     (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters);

     (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

     (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (j) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries;

     (l) Liens securing obligations under Oil and Gas Hedging Contracts;

     (m) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (n) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (o) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

     (p) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (q) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

     (r) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

     (s) Liens on pipeline or pipeline facilities which arise out of operation of law;

     (t) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

     (u) Liens reserved in oil, gas and mineral leases for bonus or rental payments, and for compliance with the terms of such leases;

     (v) Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of Property or services, and in the aggregate do not materially adversely affect the value of Property of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such Properties for the purposes for which such Properties are held by the Company or any Restricted Subsidiaries;

     (w) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired by it with the proceeds of such Non-Recourse Indebtedness;

     (x) Liens securing Indebtedness incurred under one or more bank credit or revolving credit facilities in compliance with Section 9.14, including Indebtedness incurred in accordance with clause (a) of the definition of Permitted Indebtedness and/or clause (a) of the definition of Permitted Subsidiary Indebtedness;

     (y) (i) Liens upon any Property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (ii) Liens upon any Property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to the Company or any Restricted Subsidiary, or (iii) Liens upon any Property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger or consolidation, transfer or acquisition, and provided that, in each such case no such Lien shall extend to or cover any Property of the Company or any Restricted Subsidiary other than the Property being acquired and improvements thereon;

     (z) purchase money Liens granted or assumed in connection with the acquisition of assets in the ordinary course of business and consistent with past practices; provided, that (A) such Liens attach only to the property so acquired with the Purchase Money Indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets;

     (aa) other Liens of the Company that, at the date incurred, when taken together with all other Liens theretofore incurred in reliance upon this clause
(aa), secure Indebtedness in an aggregate principal amount not in excess of 10% of Adjusted Consolidated Net Tangible Assets; and

     (bb) any Lien that is deemed to arise as a result of the sale or transfer of a Production Payment that does not involve the creation of a guaranty of the type described in clause (g) of the definition of "Indebtedness."

     "Permitted Subsidiary Indebtedness" means any of the following:

     (a) Indebtedness of any Restricted Subsidiary under one or more bank credit or revolving credit facilities (and "refinancings" thereof) in an amount at any one time outstanding not to exceed the Maximum Credit Amount (in the aggregate for all Restricted Subsidiaries and the Company, pursuant to clause (a) of the definition of "Permitted Indebtedness");

     (b) Indebtedness of any Restricted Subsidiary outstanding on the Issue
Date;

     (c) obligations of any Restricted Subsidiary pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations, and obligations under any Oil and Gas Hedging Contracts that any Restricted Subsidiary enters into in the ordinary course of business;

     (d) the Subsidiary Guarantees (and any assumption of the obligations guaranteed thereby);

     (e) Indebtedness of any Restricted Subsidiary relating to guarantees by such Restricted Subsidiary of Permitted Indebtedness pursuant to clause (a) of the definition of "Permitted Indebtedness;"

     (f) in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

     (g) Indebtedness in respect of bid, performance or surety bonds or other reimbursement obligations issued for the account of any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit supporting such bid, performance, surety bonds or other reimbursement obligations (in each case other than for an obligation for money borrowed);

     (h) Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to the Company;

     (i) Indebtedness relating to guarantees by any Restricted Subsidiary permitted to be incurred pursuant to Section 9.12(a) hereof;

     (j) Non-Recourse Indebtedness;

     (k) Purchase Money Indebtedness of any Restricted Subsidiary in an aggregate principal amount (when added to (1) Purchase Money Indebtedness of all other Restricted

Subsidiaries under this clause (k) and all refinancings thereof pursuant to clause (l) of this definition plus (2) Purchase Money Indebtedness of the Company under clause (j) of the definition of Permitted Indebtedness and all refinancings thereof pursuant to clause (h) of such definition) not in excess of $50,000,000 at any one time outstanding;

     (l) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Restricted Subsidiary of any Indebtedness of such Restricted Subsidiary incurred in compliance with clauses (i) and (ii) of the proviso to the first sentence of
Section 9.14 or pursuant to clause (b) or (k) of this definition, including any successive refinancings by such Restricted Subsidiary, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of such Restricted Subsidiary incurred in connection with such refinancing and (ii) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced; and

     (m) other Indebtedness of the Restricted Subsidiaries in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Private Exchange Notes" has the meaning specified in Section 1.1 of the Appendix.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     "Public Market" exists at any time with respect to the Qualified Capital Stock of the Company if such Qualified Capital Stock of the Company is then (a) registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and (b) traded either on a national securities exchange or on the Nasdaq Stock Market.

     "Purchase Money Indebtedness" means Indebtedness incurred in connection with the purchase of assets in the ordinary course of business; provided that such Indebtedness is incurred within 180 days of the purchase of such assets and the principal amount thereof does not exceed 100% of the purchase price of the assets acquired.

     "Purchase Notice" has the meaning set forth in Section 9.16(c).

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Qualified Redemption Transaction" means a call for redemption of any Capital Stock or Subordinated Indebtedness (including any Subordinated Indebtedness accounted for as a minority interest of the Company that is held by a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary) that by its terms is convertible into Common Stock of the Company if on the date of notice of such call for redemption (a) a Public Market exists in the shares of Common Stock of the Company and (b) the average closing price on the Public Market for shares of Common Stock of the Company for the twenty trading days immediately preceding the date of such notice exceeds 120% of the conversion price per share of Common Stock of the Company issuable upon conversion of the Capital Stock or Subordinated Indebtedness called for redemption.

     "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a Board Resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody's, or both, as the case may be.

     "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to 91 days after the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to 91 days after such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to 91 days after such final Stated Maturity.

     "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registrar" or "Securities Registrar" has the meaning specified in Section 2.3.

     "Registration Rights Agreement" has the meaning specified in Section 1.1 of the Appendix.

     "Regular Record Date" for the interest payable on any Interest Payment Date means April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Reportable Event" shall mean any event described in Section 4043 (excluding subsections (b)(7) and (b)(9)) of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty-day notice to the PBGC under such regulations).

     "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer, any trust officer or assistant trust officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" has the meaning specified in Section 9.13.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary.

     "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties or assets (except in the case of the Company or any Restricted Subsidiary, any interest in any building or buildings used or intended for use as a corporate headquarters for the Company and its Subsidiaries) are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "Securities Act" means the Securities of 1933, as amended, and any successor statute.

     "Securities Custodian" has the meaning specified in Section 1.1 of the Appendix.

     "Security Register" has the meaning specified in Section 2.3.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes, including the Existing Subordinated Notes..

     "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation), including, without limitation, a joint venture or any oil and gas royalty trust, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

     "Subsidiary Guarantee" means any guarantee of the Notes by (i) any Subsidiary Guarantor in accordance with the provisions of Section 14.1 hereof and (ii) any Restricted Subsidiary in accordance with the provisions of Section 9.12.

     "Subsidiary Guarantor" means (a) each of the Company's Restricted Subsidiaries that becomes a guarantor of the Notes in compliance with the provisions of Section 9.12 or Section 14.1 hereof and (b) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture and to guarantee the payment of the Notes pursuant to the provisions of Article XIV hereof.

     "Surviving Entity" has the meaning specified in Section 7.1(a).

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed, except as provided in Section 8.5.

     "Terminated Covenants" has the meaning specified in Section 9.21.

     "Trigger Date" has the meaning specified in Section 9.16(c).

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below, Hugoton Royalty Trust and any other oil and gas royalty trust Subsidiary of the Company that meets the criteria set forth in clauses (i) through (iv) of the second sentence of this definition, and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with,
Section 9.13 hereof (other than Investments of the type described in clause (d) of the definition of Permitted Investments), and (iv) such designation shall not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section
9.10 hereof); provided, however, that with respect to clause (i), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (A) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 9.13 hereof, in each case at the time of incurrence, or (B) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under the first paragraph of Section 9.14 hereof and (z) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 9.10 hereof.

     "U.S. Government Obligations" has the meaning specified in Section 11.4(a).

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" of a person means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes would have voting power by reason of the happening of any contingency).

Section 1.2 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes and the Subsidiary Guarantees, if any,

     "indenture security holder" means a Holder,

     "indenture to be qualified" means this Indenture,

     "indenture trustee" or "institutional trustee" means the Trustee, and

     "obligor" on the indenture securities means the Company, the Subsidiary Guarantors, if any, or any other obligor on the Notes or the Subsidiary Guarantees, if any.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3 Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article or the Appendix have the meanings assigned to them in this Article or the Appendix, as the case may be, and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Indenture unless otherwise specified; and the term "including" embraces the words "without limitation;"

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

     (d) unless the context otherwise requires, the word "or" is not exclusive;

     (e) provisions apply to successive events and transactions; and

     (f) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

                                   ARTICLE II

                                    THE NOTES

Section 2.1 Form and Dating.

     Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.

Section 2.2 Execution and Authentication.

     At least one Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and, if the Company so elects, it may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     On the Issue Date, the Trustee shall authenticate and deliver $400 million of Initial Notes, and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 9.14.

     Prior to authentication and delivery of such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

          (i) an Officers' Certificate pursuant to Section 13.01 that all conditions precedent provided for in this Indenture have been complied with; and

          (ii) an Opinion of counsel stating:

               (1) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights and by general principles of equity; and

               (2) that the execution and delivery by the Company of such Notes does not violate any applicable law or legal requirement known to such counsel.

     The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.3 Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar" or "Securities Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes (the "Security Register") and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 5.6. The Company or any Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

Section 2.4 Paying Agent to Hold Money in Trust.

     Prior to 11:00 A.M., New York City time, on each due date of the principal of, premium, if any, on and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.5 Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange.

     The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a

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

co-registrar with a written request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and
Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

Section 2.7 Replacement Notes.

     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

     The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.8 Outstanding Notes.

     Notes outstanding at any time shall be those that satisfy the definition of Outstanding set forth in Section 1.1 hereof.

Section 2.9 Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

Section 2.10 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of, in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act), all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Notes to the Company. Upon written request from the Company, the Trustee will deliver to the Company a certificate of disposition of canceled Notes. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12 CUSIP Numbers.

     The Company in issuing the Notes may use numbers assigned by the Committee on Uniform Securities Identification Procedures ("CUSIP") and corresponding International Notes Identification Numbers ("ISIN") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and corresponding ISINs (if then generally in use) in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.13 Issuance of Additional Notes .

     The Company shall be entitled, subject to its compliance with Section 9.14, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

     With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

     (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

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

     (2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

     (3) whether such Additional Notes shall be Transfer Restricted Notes and issued in the form of Initial Notes as set forth in Exhibit 1 to the Appendix or shall be issued in the form of Exchange Notes as set forth in Exhibit A-1 to the Appendix.

                                   ARTICLE III

                           SATISFACTION AND DISCHARGE

Section 3.1 Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture and the Note), and upon payment of all amounts due the Trustee under Section 5.6, the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

     (a) either

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (B) Notes for whose payment money or United States governmental obligations of the type described in clause (a) of the definition of Cash Equivalents whose maturity is not later than the Stated Maturity of principal of and remaining interest on such Notes has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation, or

          (ii) all Notes not theretofore delivered to the Trustee for cancellation

               (A) have become due and payable, or

               (B) will become due and payable at their Stated Maturity within one year, or

               (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

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

          and the Company, in the case of (ii)(A), (ii)(B) or (ii)(C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency in which the Notes are denominated sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each satisfactory in form to the Trustee, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.6 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(i) of this Section, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 9.3 shall survive.

Section 3.2 Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

Section 3.3 Repayment to Company.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon Company Request any excess money or securities held by them at any time.

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

                                   ARTICLE IV

                                    REMEDIES

Section 4.1 Events of Default.

     "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of the principal of or premium, if any, on any of the Notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

     (b) default in the payment of any installment of interest on any of the Notes, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

     (c) default in the performance or breach of the provisions of Article VII hereof, the failure to make or consummate a Change of Control Offer in accordance with Section 9.15 hereof or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 9.16 hereof; or

     (d) the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement (not theretofore terminated pursuant to Section 9.21 hereof) contained in the Notes, any Subsidiary Guarantee or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

     (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed when due, or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed; provided that the aggregate principal amount of such Indebtedness shall exceed $10,000,000; provided further that if any such default is cured or waived or any such acceleration rescinded, or such debt is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

     (f) the commencement of proceedings, or the taking of any enforcement action (including by way of set-off), by any holder of at least $10,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary, after a default under such Indebtedness, to retain in satisfaction of such Indebtedness or to collect or seize, dispose of or apply in satisfaction of such Indebtedness, property or assets of the Company or any Restricted Subsidiary having a Fair Market Value in excess of $10,000,000 individually or in the aggregate; provided that if any such proceedings or actions are terminated or rescinded, or such Indebtedness is repaid, such Event of Default under this Indenture and any consequential acceleration of the Securities shall be automatically rescinded, so long as (i) such rescission does not conflict with any judgment or decree and (ii) the holder of such Indebtedness shall not have applied any such property or assets in satisfaction of such Indebtedness; or

     (g) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect, enforceable in accordance with its terms (except pursuant to the release of any such Subsidiary Guarantee in accordance with this Indenture); or

     (h) if (i) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), shall exist with respect to any PBGC Plan or Multiple Employer Plan (unless a waiver or extension is obtained under Section 412(d) or (e) of the Code and Sections 303 and 304 of ERISA), if such accumulated funding deficiency would give rise to a material liability of the Company, (ii) a Reportable Event shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company, (iii) proceedings to have a trustee appointed shall commence, or a trustee shall be appointed to terminate or administer a PBGC Plan or Multiple Employer Plan, which proceeding is likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of the Company with respect to such termination, (iv) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan in a distress termination under
Section 4041(c) of ERISA is furnished to participants, (v) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that such reorganization or insolvency will likely result in a material liability to the Company, (vi) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that would likely subject the Company to material liability, or (vii) any event or condition described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, Multiple Employer Plan or Multiemployer Plan which in combination with one or more of any events described in (i) through (vi) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) that has occurred or exists, would likely subject the Company, any Subsidiary Guarantor or any other Restricted Subsidiary to any material tax, penalty or other liability (for purposes of this paragraph
(h) the term "material" and "material liability" shall mean any tax, penalty or liability in excess of $10,000,000); or

     (i) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 over the coverage under applicable insurance policies and either (i) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (ii) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

     (j) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or a Restricted Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of a substantial part of their consolidated assets, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (k) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any such action.

Section 4.2 Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 4.1(j) or (k)) with respect to Notes at the time Outstanding shall occur and be continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Outstanding Notes, by notice to the Trustee and the Company, may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, upon which declaration all amounts payable in respect of such Notes shall be immediately due and payable. If an Event of Default specified in Section 4.1(j) or (k) occurs and is continuing, then the principal of, premium, if any, and accrued interest on all Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

          (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          (ii) all overdue interest on all Outstanding Notes,

          (iii) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration and interest on such unpaid principal at the rate borne by such Notes, and

          (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration (without duplication of any amount deposited pursuant to clauses (ii) and (iii) above), at the rate or rates prescribed therefor in such Notes;

     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (c) all Events of Default with respect to Notes, other than the nonpayment of principal of (or premium, if any, on), and interest on Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in
(A) Section 4.1(e) shall have occurred and be continuing, such declaration of acceleration and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), or (B) Section 4.1(f) shall have occurred and be continuing, such declaration and any consequential acceleration shall be automatically rescinded if the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded, or such Indebtedness has been repaid and only so long as the holder of such Indebtedness shall not have applied any Property referenced in such
Section 4.1(f) in satisfaction of such Indebtedness; and, in the case of both
(A) and (B) above, written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after such declaration of acceleration in respect of such Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period, and so long as such rescission of the declaration of acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.

Section 4.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if:

          (i) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (ii) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

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     If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any provision of the Notes or this Indenture or in aid of the exercise of any power granted therein or herein, or to enforce any other proper remedy.

Section 4.4 Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.5 Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 4.6 Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 5.6;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively; and

     THIRD: The balance, if any, to the Company.

Section 4.7 Limitation on Suits.

     No Holder of a Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

          (ii) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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

          (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

Section 4.8 Unconditional Right of Holders to Receive Principal, Premium and
            Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, under Article XI) and in such Note of the principal of (and premium, if any, on) and (subject to Section 2.10) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 4.9 Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder, and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10 Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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

Section 4.11 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12 Control by Holders.

     The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes, or exercising any trust or power conferred on the Trustee, provided that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture,

          (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (iii) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

Section 4.13 Waiver of Past Defaults.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any existing Default or Event of Default hereunder and its consequences with respect to the Notes, except a Default or Event of Default:

          (i) in the payment of the principal of, premium, if any, or interest on any Note, or

          (ii) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

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

Section 4.14 Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of (premium, if any, on) and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and the Company covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.15 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 4.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.8, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

                                    ARTICLE V

                                   THE TRUSTEE

Section 5.1 Notice of Defaults.

     Within 60 days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit to Holders of the Notes in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in Section 4.1(e) with respect to the Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

Section 5.2 Certain Rights of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

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

     (a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers' Certificate;

     (d) the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

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

     (i) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

     (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 5.3 Trustee Not Responsible for Recitals or Issuance of Notes.

     The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth herein. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 5.4 May Hold Notes.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

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

Section 5.5 Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 5.6 Compensation and Reimbursement.

     The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith); and

     (c) to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

     The obligations of the Company under this Section 5.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on any Note. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

     When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (j) or (k) of Section 4.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

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

Section 5.7 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 5.8 Conflicting Interests.

     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 5.9 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by
Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     (d) If at any time:

          (i) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (ii) the Trustee shall cease to be eligible under Section 5.7 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or Holders and accepted appointment in the manner required by Section 5.10, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such successorship may, but need not be, evidenced by a supplemental indenture.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 13.5. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 5.10 Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under
Section 5.6, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

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

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 5.11 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force that is provided anywhere in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.12 Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.

                                   ARTICLE VI

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 6.1 Disclosure of Names and Addresses of Holders.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Security Registrar and the Trustee that none of the Company, the Security Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

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

Section 6.2 Reports By Trustee.

     Within 60 days after May 15 of each year commencing with May 15, 2002, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

     The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

     A copy of each Trustee's report, at the time of its mailing to Holders, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

                                   ARTICLE VII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.1 Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its Properties to any Person or group of Affiliated Persons, unless at the time and after giving affect thereto:

     (a) either (i) if the transaction or transactions is a merger, the Company shall be the surviving Person of such merger, or (ii) the Person formed by such consolidation or into which the Company is merged or to which the Properties of the Company are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") shall be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed, and this Indenture shall remain in full force and effect;

     (b) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

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

     (c) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 9.10;

     (d) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under Section 9.14 hereof;

     (e) if the Company is not the continuing obligor under this Indenture, then each Subsidiary Guarantor, unless it is the party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations under this Indenture and the Notes; and

     (f) the Company or the Surviving Person shall have delivered to the Trustee
(i) an Officers' Certificate in form and substance reasonably acceptable to the Trustee, stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Indenture and that all conditions precedent herein relating to such transaction or transactions have been satisfied and (ii) an Opinion of Counsel stating that the requirements of Section 7.1(a) have been complied with.

Section 7.2 Successor Substituted.

     Upon any consolidation of the Company with or merger of the Company with or into any other entity or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such sale, assignment, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 7.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and the Company may be dissolved and liquidated.

                                       53

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                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, any Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or

     (b) to add to the covenants of the Company for the benefit of Holders or to surrender any right or power herein conferred upon the Company; or

     (c) to add any additional Events of Default; or

     (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections 5.9 and 5.10; or

     (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to qualify, or maintain the qualification of, the Indenture under the TIA or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

     (f) to secure the Notes pursuant to the requirements of Section 9.10 or otherwise; or

     (g) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

     (h) to evidence and provide for the acceptance of appointment hereunder by a separate trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the appointment of more than one Trustee; or

     (i) to add any Person as a Subsidiary Guarantor as provided in Section 9.12(a) hereof or to evidence the succession of another Person to any Subsidiary Guarantor and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Notes and in the Subsidiary Guarantee; or

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

     (j) to release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 9.12(c), 11.2 or 11.3 hereof.

Section 8.2 Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, any Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

     (b) reduce the percentage of aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

     (c) modify any of the provisions of this Section or Sections 4.13 and 9.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

     (d) modify Section 9.12 hereof or any provisions of this Indenture relating to any Subsidiary Guarantees in a manner adverse to the Holders thereof; or

     (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto

     It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

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

Section 8.3 Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 8.4 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 8.6 Reference in Notes to Supplemental Indentures.

     Any Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.7 Notice of Supplemental Indentures.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 13.5, setting forth in general terms the substance of such supplemental indenture.

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                                   ARTICLE IX

                                    COVENANTS

Section 9.1 Payment of Principal, Premium, if any, and Interest.

     The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Company shall pay interest (including post-petition interest in any proceeding under the Federal Bankruptcy Code or any similar state bankruptcy law) on overdue principal, and premium, if any, at the rate prescribed therefor in such Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under the Federal Bankruptcy Code or any similar state bankruptcy law) on overdue installments of interest (without regard to any applicable grace period) at the prescribed rate to the extent lawful.

Section 9.2 Maintenance of Office or Agency.

     The Company shall maintain in the City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York in accordance with the requirements provided herein for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 9.3 Money for Note Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to the Notes, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum

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

sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before 11:00 A.M., New York City time, on each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

     The Company shall cause each Paying Agent for the Notes (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request unless an abandoned property law designates another Person, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the city of each place of payment of principal of,

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

(and premium, if any on) and interest on the Notes notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.4 Corporate Existence.

     Except as expressly permitted by Article VII or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to Holders.

Section 9.5 Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

Section 9.6 Maintenance of Properties.

     The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 9.6 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

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

Section 9.7 Insurance.

     The Company shall at all times keep all of its and its Restricted Subsidiaries' Properties which are of an insurable nature insured (including appropriate self-insurance) with insurers, believed by the Company to be responsible, against loss or damage to the extent that, in the reasonable good faith opinion of the Company, property of similar character is usually so insured by corporations similarly situated and owning like properties.

     The Company may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance, in the reasonable good faith opinion of the Company, maintained by corporations similarly situated and owning like properties, as may be determined by the Board of Directors.

Section 9.8 Statement by Officers as to Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this
Section 9.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) The Company shall, so long as any Notes are Outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto within 10 days of its occurrence.

Section 9.9 Reports.

     The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities

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

registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to
Section 13 or 15(d) of the Exchange Act). The Company will also be required to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required. The Company also will furnish at its cost copies of such reports and documents to any Holder of Notes promptly upon written request, irrespective of whether or not the Company files any such report or document with the Commission. The Company and each Subsidiary Guarantor also shall comply with other provisions of TIA Section 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 9.10 Limitation on Liens.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets (including any intercompany notes), whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, unless (a) in the case of any Lien securing Subordinated Indebtedness, the Securities (then Outstanding and thereafter created) are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Securities (then Outstanding and thereafter created) are directly secured equally and ratably with the obligation or liability secured by such Lien.

Section 9.11 Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 through 9.10, Sections 9.13 and
9.14 and Sections 9.17 through 9.20 hereof if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes and the Subsidiary Guarantors, by Act of such Holders and written agreement of the Subsidiary Guarantors, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 9.12 Limitation on Non-Guarantor Restricted Subsidiaries

     (a) The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Indebtedness of the Company unless (i) such

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Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture, in substantially the form of Exhibit B hereto, providing for a Subsidiary Guarantee of the Notes by such Restricted Subsidiary;
(ii) such Restricted Subsidiary waives, and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly executed and authorized and such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to (x) any guarantee of any Restricted Subsidiary that (1) existed at the time such Person became a Restricted Subsidiary of the Company and (2) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) any guarantee of any Restricted Subsidiary of Indebtedness of the Company described in clause (a) of the definition of Permitted Indebtedness.

     (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer any assets, businesses, divisions, real property or equipment to any Restricted Subsidiary (other than sales of oil and natural gas production in the ordinary course of business at prices under contracts in existence as of the date of this Indenture or on terms not less favorable to the Subsidiary than would be obtainable at the time in comparable transactions through arms-length dealings with Persons other than Affiliates of the Company or any transfer that results in Permitted Subsidiary Indebtedness) or acquire Capital Stock of a new Restricted Subsidiary that in either case is not a Subsidiary Guarantor unless (i) such transferee or new Restricted Subsidiary enters into a Subsidiary Guarantee by complying with Section 9.12(a) hereof or
(ii) the aggregate Fair Market Value at the time of such proposed transfer or acquisition, of such assets, businesses, divisions, real property or equipment proposed to be transferred or Capital Stock of a new Restricted Subsidiary proposed to be acquired, together with the aggregate Fair Market Value of all assets, businesses, divisions, real property or equipment previously transferred pursuant to this clause (ii) and Capital Stock previously acquired pursuant to this clause (ii) (in each case valued at the time of transfer or acquisition) does not exceed (x) the greater of $50,000,000 and 5% of Adjusted Consolidated Net Tangible Assets less (y) the book value of total combined assets of all Subsidiaries of the Company at December 31, 2001, as reflected in a consolidating balance sheet of the Company prepared in accordance with GAAP (exclusive, in the case of each of clauses (x) and (y), of intercompany receivables and liabilities due from the Company and assets subject to any Sale/Leaseback Transaction treated as an operating lease in the consolidated financial statements of the Company); provided that, in the case of clause (ii), if the Restricted Subsidiary to which such transfer was made or whose Capital Stock was acquired subsequently enters into a Subsidiary Guarantee, such transfer or acquisition shall be treated as having been made pursuant to clause
(i).

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     (c) Notwithstanding the foregoing and the other provisions of this
Indenture, any Subsidiary Guarantee incurred by a Restricted Subsidiary pursuant to this Section 9.12 shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the merger of such Restricted Subsidiary into the Company or any other Restricted Subsidiary or the liquidation and dissolution of such Restricted Subsidiary (in each case to the extent not prohibited by this Indenture), or (iii) (x) the release or discharge of all guarantees by such Restricted Subsidiary of any Indebtedness other than Note Obligations, except a discharge or release by or as a result of payment under such guarantees and (y) after giving effect to the proposed release and discharge, the aggregate total combined assets of all Restricted Subsidiaries that are not Subsidiary Guarantors (exclusive of intercompany receivables and liabilities due from the Company and assets subject to any Sale/Leaseback Transaction treated as an operating lease in the consolidated financial statements of the Company) do not exceed the greater of $50,000,000 and 5% of Adjusted Consolidated Net Tangible Assets.

Section 9.13 Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company, options, warrants or other rights to purchase Qualified Capital Stock of the Company);

          (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock; provided, however, that the Company may purchase, redeem or otherwise retire common stock of the Company in an amount not to exceed $10,000,000 in the aggregate for all such transactions after the Issue Date, and; provided, further, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

          (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, provided, however, that the Company may make any payment of the applicable redemption price in connection with a Qualified Redemption Transaction;

          (iv) declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of any Restricted Subsidiary of the Company (other than to the Company or any of its Restricted Subsidiaries) or purchase, redeem or otherwise

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

     acquire or retire for value any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock (other than with respect to any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company);

          (v) make any Investment (other than a Permitted Investment); or

          (vi) incur any guarantee of Indebtedness of any Affiliate (other than (A) guarantees of Indebtedness of any Restricted Subsidiary by the Company or (B) guarantees of Indebtedness of the Company by any Restricted Subsidiary, in each case in accordance with the terms of this Indenture);

     (such payments or other actions described in (but not excluded from) clauses (i) through (vi) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (with the amount of any such Restricted Payment, if other than cash, being the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section
     9.14 hereof and (3) the aggregate amount of all Restricted Payments declared or made after April 1, 1997, shall not exceed the sum (without duplication) of the following:

               (I) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on May 1, 1997, and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus

               (II) the aggregate net cash proceeds received after April 1, 1997, by the Company as capital contributions to the Company (other than from any Restricted Subsidiary), plus

               (III) the aggregate net cash proceeds, and the Fair Market Value at the date of acquisition of Property other than cash or Cash Equivalents, received after April 1, 1997 by the Company from or as the result of the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

               (IV) the aggregate net cash proceeds received after April 1, 1997 by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

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               (V) the aggregate net cash proceeds, and the Fair Market Value at the date of acquisition of Property other than cash or Cash Equivalents, received after April 1, 1997 by the Company from or as the result of the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash and the Fair Market Value at the date of acquisition of Property other than cash or Cash Equivalents received by the Company at the time of such conversion or exchange, plus

               (VI) To the extent not otherwise included in the Company's Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from the payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after April 1, 1997 from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after April 1, 1997, plus

               (VII) $50,000,000.

     (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(ii), (iii), (iv) and (vi) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

          (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

          (iii) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the aggregate net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

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          (iv) (A) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Existing Subordinated Notes or
     (B) the purchase, redemption, repayment, defeasance or other acquisition or retirement for value of any other Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence (other than to a Restricted Subsidiary) of Subordinated Indebtedness of the Company so long as (x) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced pursuant to this subclause (B) provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, repaid, defeased, acquired or retired pursuant to this subclause (B), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced pursuant to this subclause (B) or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing, (y) such new Subordinated Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, redeemed, repaid, defeased, acquired or retired pursuant to this subclause (B), and (z) such new Subordinated Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and such new Subordinated Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the Notes;

          (v) repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans of the Company if such shares represent all or a portion of exercise price or are surrendered in connection with satisfying any federal income tax obligation; or

          (vi) repurchases, redemptions, other acquisitions or retirements for value of Capital Stock of the Company held by employees of the Company or any Restricted Subsidiary in an amount not to exceed $2,000,000 in the aggregate during any calendar year.

     The actions described in clauses (i), (ii), (iii) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (3) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i)), and the actions described in clauses (iv) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in

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     accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

     (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (i) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

Section 9.14 Limitation on Indebtedness

     The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively "incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness and Permitted Subsidiary Indebtedness, as the case may be; provided, however, that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur additional Indebtedness if (i) the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness (and for which financial statements are available), taken as one period (at the time of such incurrence, after giving pro forma effect to: (x) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness or to acquire producing oil and natural gas Properties, as if such Indebtedness had been incurred and the application of such proceeds had occurred at the beginning of such four-quarter period; (y) the incurrence, repayment or retirement of any other Indebtedness (including Permitted Indebtedness) by the Company or its Restricted Subsidiaries since the first day of such four-quarter period (including any other Indebtedness to be incurred concurrently with the incurrence of such Indebtedness) as if such Indebtedness had been incurred, repaid or retired at the beginning of such four-quarter period; and (z) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any Person acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition had occurred at the beginning of such four-quarter period), would have been equal to at least
2.50 to 1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or would occur as a consequence of the incurrence of the additional Indebtedness.

     For purposes of determining compliance with this Section 9.14, in the event that an item of Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the categories of Permitted Indebtedness or Permitted Subsidiary Indebtedness, as applicable, or is

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entitled to be incurred pursuant to clauses (i) and (ii) of the proviso to the first sentence of the preceding paragraph of this Section 9.14, the Company may, in its sole discretion, classify (or later reclassify) in whole or in part such item of Indebtedness in any manner that complies with this Section 9.14 and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Indebtedness or Permitted Subsidiary Indebtedness or pursuant to clauses (i) and (ii) of the proviso to the first sentence of the preceding paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 9.15 Change of Control.

     (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Notes, in whole or in part, from the Holders of such Notes in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b),
(c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

     (c) Not later than the 30th day following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 13.4 and each Holder of the Notes in the manner provided in Section 13.5, a notice (the "Change of Control Notice") stating:

          (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, or portion thereof, at the Change of Control Purchase Price;

          (2) any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder;

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          (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 70 days from the date the Change of Control occurred;

          (4) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

          (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of paragraph (d) of this
     Section 9.15, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (6) the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (d) of this Section.

     (d) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On the Change of Control Purchase Date, the Company shall (i) accept for payment all Notes or portions thereof tendered pursuant to a Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any Holder did not surrender for purchase. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this
Section 9.15, the Trustee will act as the Paying Agent.

Section 9.16 Limitation on Disposition of Proceeds of Asset Sales.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale and (ii) the Fair Market

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Value of all forms of consideration other than cash, Cash Equivalents and Liquid
Securities received with respect to any Asset Sale, when taken together with the Fair Market Value of all consideration other than cash, Cash Equivalents and Liquid Securities received by the Company and its Restricted Subsidiaries with respect to all other Asset Sales since the Issue Date, shall not exceed an aggregate amount equal to 10% of Adjusted Consolidated Net Tangible Assets at the date of each determination.

     (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may either (i) apply the Net Cash Proceeds thereof to permanently reduce Pari Passu Indebtedness, or (ii) invest all or any part of the Net Cash Proceeds thereof, within 365 days after such Asset Sale, in Oil and Gas Properties, (iii) apply the Net Cash Proceeds thereof to acquire a controlling interest in a Person that is primarily engaged in the Oil and Gas Business or
(iv) apply the Net Cash Proceeds thereof to develop or exploit the Company's Oil and Gas Properties. The amount of such Net Cash Proceeds not applied or invested as provided in this paragraph constitutes "Excess Proceeds," subject to disposition as provided below.

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $15,000,000 (the "Trigger Date"), the Company shall make an offer to purchase, from all Holders of the Notes then Outstanding and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, an aggregate principal amount of Notes and any then outstanding Pari Passu Indebtedness equal to such Excess Proceeds as follows:

          (i) (A) No later than the 30th day following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section 13.4 hereof and each Holder of the Notes in the manner provided in Section 13.5 hereof, notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Notes the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Payment Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness, if any (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered), and (B) to the extent required by such Pari Passu Indebtedness and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Indebtedness Amount") equal to the excess of the Excess Proceeds over the Payment Amount.

          (ii) The offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with paragraph (d) of this Section. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto or the aggregate amount of the Pari Passu

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     Indebtedness that is purchased or repaid pursuant to the Pari Passu Offer is less than the Pari Passu Indebtedness Amount (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 9.13 hereof.

          (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer and Pari Passu Offer, the amount of Excess Proceeds shall be reset to zero.

          (iv) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 70 days from the Trigger Date. The Purchase Notice shall also state (A) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Offered Price, subject to the limitations described in the forgoing paragraph (iii), (B) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (C) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (D) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of paragraph (d) of this Section 9.16, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (E) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (d) of this Section.

     (d) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     On the Net Proceeds Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Notes as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and
(iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Note equal

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in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 9.16, the Trustee will act as the Paying Agent.

     (e) The Company shall not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale.

Section 9.17 Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company other than a Restricted Subsidiary (each, other than a Restricted Subsidiary, being an "Interested Person"), unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with unrelated third parties who are not Interested Persons, (b) with respect to any one transaction or series of transactions involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (a) above and such transaction or series of transactions has been approved by the Board of Directors of the Company and (c) with respect to any one transaction or series of transactions involving aggregate payments in excess of $25,000,000, the Officers' Certificate referred to in clause (b) above also certifies that such transaction or series of transactions has been approved by a majority of the Disinterested Directors or, in the event there are no such Disinterested Directors, that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction or series of transactions at issue, which opinion shall be to the effect set forth in clause
(a) above or shall state that such transaction or series of transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that this covenant will not restrict the Company from (i) paying reasonable and customary regular compensation and fees to directors of the Company who are not employees of the Company or any Restricted Subsidiary or
(ii) paying dividends on, or making distributions with respect to, shares of Capital Stock of the Company on a pro rata basis to the extent permitted by
Section 9.13 hereof.

Section 9.18 Limitation on Dividends and Other Payment Restrictions Affecting
             Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital

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Stock to the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make an Investment in the Company or any Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions (i) pursuant to an agreement in effect or entered into on the Issue Date, (ii) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired or (iii) existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (i) and (ii), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

Section 9.19 Limitation on Sale/Leaseback Transactions.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any Wholly Owned Restricted Subsidiary) unless either
(i) the Company or such Restricted Subsidiary, as the case may be, at the date of determination would be able to incur Indebtedness secured by a Lien on the Property subject to such Sale/Leaseback Transaction without equally and ratably securing the Notes or (ii) the Company, within six months after such transaction, applies an amount equal to the Attributable Indebtedness of such transaction in the same manner and to the same extent as Net Cash Proceeds from an Asset Sale are applied pursuant to Section 9.16.

Section 9.20 Limitation on Conduct of Business.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the Oil and Gas Business, except that the Company and the Restricted Subsidiaries may engage in any business other than the Oil and Gas Business, provided that the consolidated assets of the Company and the Restricted Subsidiaries used in such business shall not exceed, at any time, 10% of Adjusted Consolidated Net Tangible Assets.

Section 9.21 Termination of Covenants.

     From and after the time that the Notes have received an Investment Grade Rating from both Rating Agencies (the "Covenant Termination Date"), so long as no Default has occurred and is continuing, upon delivery to the Trustee of notice to such effect the Company and the Restricted Subsidiaries shall no longer be subject to Sections 9.12, 9.13, 9.14, 9.16 (except for purposes of clause (ii) of Section 9.19), 9.17, 9.18 and 9.20 and clause (d) of Section 7.1 (collectively, the "Terminated Covenants"); provided, however, that all other provisions of this Indenture shall continue to be in full force and effect. From and after the Covenant Termination Date, solely for purposes of Section 9.10, the Permitted Liens described in clauses (x) and (bb) of that definition shall be Permitted Liens only to the extent that they secure Indebtedness not exceeding, at the time of determination, 10% of Adjusted Consolidated Net Tangible Assets.

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                                    ARTICLE X

                               REDEMPTION OF NOTES

Section 10.1 Redemption and Repurchase.

     (a) There shall be no sinking fund for the retirement of the Notes or other mandatory redemption obligation.

     (b) The Company, at its option, may redeem the Notes in accordance with the provisions of the Notes and this Indenture, including, without limitation,
Section 10.8.

     (c) The Company, at the option of the Holders thereof, shall repurchase the Notes in accordance with the provisions of and at the Change of Control Purchase Price or the Offered Price, as the case may be, set forth in the Notes and in accordance with the provisions of this Indenture, including, without limitation, Sections 9.15 and 9.16.

Section 10.2 Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), furnish to the Trustee an Officers' Certificate setting forth such Redemption Date, the Redemption Price and, if less than all the Notes are to be redeemed, the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 10.3. Any election to redeem Notes shall be revocable until the Company gives a notice of redemption pursuant to Section
10.4 to the Holders of Notes to be redeemed.

Section 10.3 Selection by Trustee of Notes to Be Redeemed.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that any such partial redemption shall be in integral multiples of $1,000.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

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     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 10.4 Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section
13.5 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

     All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption of any series, the principal amounts) of the particular Notes to be redeemed;

     (d) that on the Redemption Date the Redemption Price (together with accrued interest to the Redemption Date payable as provided in Section 10.6) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date; and

     (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Notice, if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect therein to the Holder of any Note shall not affect the validity of any proceedings for the redemption of any other Note.

Section 10.5 Deposit of Redemption Price.

     On or before 11:00 A.M., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such Redemption Date.

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Section 10.6 Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.11.

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

Section 10.7 Notes Redeemed in Part.

     Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section
9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

Section 10.8 Optional Redemption at Make-Whole Price.

     At any time and from time to time, the Company may, at its option, redeem all or any portion of the Notes at the Make-Whole Price plus accrued and unpaid interest on the Notes so redeemed to the Redemption Date. Any redemption pursuant to this Section 10.8 shall be made, to the extent applicable, pursuant to the provisions of Sections 10.2 through 10.7 hereof.

                                   ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 11.1 Company's Option to Effect Defeasance or Covenant Defeasance.

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     The Company may, at its option by Board Resolution, at any time, elect to have either Section 11.2 or Section 11.3 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XI.

Section 11.2 Defeasance and Discharge.

     Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 11.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed (a) to have paid and discharged their respective obligations under the Outstanding Notes; provided, however, that the Notes shall continue to be deemed to be "Outstanding" for purposes of Section 11.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and (b) to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 11.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due (or at such time as the Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (ii) the respective obligations of the Company and any Subsidiary Guarantors under Sections 2.3, 2.5, 2.6, 2.7, 2.9, 2.10, 4.8, 4.14, 5.6, 5.9, 5.10, 9.1, 9.2, 9.3 and 9.4 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) the obligations of the Company and any Subsidiary Guarantors under this Article
XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof.

Section 11.3 Covenant Defeasance.

     Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.3, (i) the Company shall be released from its obligations under any covenant contained in Article VII and in Sections 9.5 through 9.20 hereof, and (ii) the Subsidiary Guarantors shall be released from their obligations under Article XIV, in both cases on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 4.1(c) or 4.1(d) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

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Section 11.4 Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 11.2 or Section 11.3 hereof to the Outstanding Notes:

     (a) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.7 hereof who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 10.2 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article X hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     (b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

     (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

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     (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

     (e) In the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws; in either case providing that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling).

     (f) In the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section
11.2 hereof or the covenant defeasance under Section 11.3 (as the case may be) have been complied with.

Section 11.5 Deposited Money and U.S. Government Obligations to Be Held in
             Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 11.5, the "Trustee") pursuant to Section 11.4 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

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     Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 11.6 Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.5 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent."

                                  ARTICLE XII

                                   CONVERSION

Section 12.1 No Conversion .

     The Notes shall not be convertible into any other securities.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1 Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     The certificates and opinions provided pursuant to this Section 13.1 and the statements required by this Section 13.1 shall comply in all respects with TIA Sections 314(c) and (e).

Section 13.2 Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officers' Certificate of an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.3 Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and

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evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

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Section 13.4 Notices, etc. to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

          (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company addressed to it at the Company's principal office located at 810 Houston Street, Fort Worth, Texas 76102, or at any other address otherwise furnished in writing to the Trustee by the Company.

Section 13.5 Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

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Section 13.6 Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.7 Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.8 Separability Clause.

     In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefore against any party hereto.

Section 13.9 Benefits of Indenture.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.10 Governing Law; Trust Indenture Act Controls.

     (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE TRUST INDENTURE ACT IS APPLICABLE. THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

     (b) Whether prior to or following the qualification of this Indenture under the Trust Indenture Act, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of
Section 318(c) of the Trust Indenture Act upon an indenture qualified under the TIA, such imposed duties shall control.

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Section 13.11 Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

Section 13.12 No Recourse Against Others.

     A director, officer, employee or stockholder of the Company or any Subsidiary Guarantor shall not have any liability, by reason of his or its status as such director, officer, employee or stockholder, for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any Note, waives and releases all such liability to the extent permitted by applicable law.

Section 13.13 Duplicate Originals.

     The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                                   ARTICLE XIV

                                   GUARANTEES

Section 14.1 Unconditional Guarantee.

     Each Restricted Subsidiary that hereafter becomes a Subsidiary Guarantor shall unconditionally, jointly and severally, guarantee (each such guarantee to be referred to herein as a "Subsidiary Guarantee," with all such guarantees being referred to herein as the "Subsidiary Guarantees") to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Notes and that:

     (a) the principal of (or premium, if any, on) and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

     (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 14.4 hereof.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The obligations of each Subsidiary Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and shall covenant that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. No Subsidiary Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by the Subsidiary Guarantee until payment in full of all obligations guaranteed thereby. Each Subsidiary Guarantor shall further agree that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed by the Subsidiary Guarantee may be accelerated as provided in Article IV hereof for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Subsidiary Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Article IV hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

Section 14.2 Subsidiary Guarantors May Consolidate, etc. on Certain Terms.

     (a) Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the assets of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

     (b) Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person or Persons other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the Properties of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Sections 14.2(a) and 14.3 hereof, (A) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (B) such transaction shall not violate any of the covenants in Sections 9.1 through 9.20 hereof, and (C) each Subsidiary Guarantor shall covenant and agree that, upon any such consolidation or merger, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article XIV, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Subsidiary Guarantor shall have merged (except to the extent the following Section 14.3 would result in the release of such Subsidiary Guarantee in which case such surviving Person does not have to execute any such supplemental indenture). In the case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

Section 14.3 Release of a Subsidiary Guarantor.

     The Subsidiary Guarantee of any Restricted Subsidiary may be released upon the terms and subject to the conditions set forth in Sections 9.12(c), 11.2 and
11.3 hereof. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from all of its Subsidiary Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture.

Any Subsidiary Guarantor not so released remains liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article XIV.

Section 14.4 Limitation of Subsidiary Guarantor's Liability.

     Each Subsidiary Guarantor shall confirm, and by its acceptance hereof each Holder hereby confirms, that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree, and each Subsidiary Guarantor shall irrevocably agree, that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 14.5 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 14.4 is for the benefit of the creditors of each Subsidiary Guarantor.

Section 14.5 Contribution.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

Section 14.6 Execution and Delivery of Evidence of Subsidiary Guarantee.

     To evidence the Subsidiary Guarantee set forth in Section 14.1 hereof, the Company shall cause this Indenture or a supplemental indenture to be executed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents.

Section 14.7 Severability.

     In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Payment.

     For purposes of this Article XIV, a payment with respect to any Subsidiary Guarantee or with respect to principal of or interest on any Note or any Subsidiary Guarantee shall include, without limitation, payment of principal of and interest on any Note, any depositing of funds under Article III, IV or XI hereof, any payment on account of any repurchase or redemption of any Note and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                            ISSUER:

                                            XTO ENERGY INC.,
                                            a Delaware corporation


                                            By: /s/ John O'Rear
                                               ---------------------------------

                                            TRUSTEE:


                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By: /s/ REMO REALE
                                               ---------------------------------

                                                 RULE 144A/REGULATION S APPENDIX

                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

     1. Definitions

     1.1 Definitions

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Exchange Notes" means (1) the 6 1/4% Senior Subordinated Notes due 2013 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Initial Purchasers" means (1) with respect to the Initial Notes issued on the Issue Date, Lehman Brothers Inc., J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., ABN AMRO Incorporated, BNP Paribas Securities Corp., Banc One Capital Markets, Inc., Wachovia Securities, Inc., BMO Nesbitt Burns Corp., BNY Capital Markets, Inc. and Scotia Capital
(USA) Inc. and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Initial Notes" means (1) $400 million aggregate principal amount of 6 1/4% Senior Notes due 2013 issued on the Issue Date and (2) Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

          "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

          "Private Exchange Notes" means any 6 1/4% Senior Notes due 2013 issued in connection with a Private Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated April 17, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                                     App. 1

          "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated April 23, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes under the related Purchase Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

          "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

          "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

     1.2 Other Definitions

                                                                      Defined in
                                  Term                                 Section:
                                  ----                                ----------

"Agent Members".........................................................2.1(b)
"Global Note"...........................................................2.1(a)
"Regulation S"..........................................................2.1(a)
"Restricted Global Note"................................................2.1(a)
"Rule 144A".............................................................2.1(a)

     2. The Notes.

     2.1 (a) Form and Dating. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in a Purchase Agreement, and Private Exchange Notes, as provided in a Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the

                                     App. 2

Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto) or in certificated form at the option of the Holders thereof from time to time. Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as "Global Notes."

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (c) Certificated Notes. Except as provided in this Section 2.1 or
Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $400 million 6 1/4% Senior Notes due 2013, (2) from time to time after the Issue Date, any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.2 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 9.14 of the Indenture.

                                     App. 3

     2.3 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

          (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iii) In the event that a Restricted Global Note is exchanged for Notes in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

          (b) Legend.

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) of the Securities Act, each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                                     App. 4

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global
     Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

          (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                                     App. 5

          (v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the Restricted Notes Legend set forth in
     Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

          (d) Obligations with Respect to Transfers and Exchanges of Notes.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or co-registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.6, 9.15 and 10.7 of the Indenture).

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

          (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                                     App. 6

          (e) No Obligation of the Trustee.

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global
     Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4 Certificated Notes.

          (a) A Restricted Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with
Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Depository requests the Trustee or the Company that certificated Notes be issued or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

          (b) Any Restricted Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any

                                     App. 7
portion of a Restricted Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note or Private Exchange Note delivered in exchange for an interest in the Restricted Global Note shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d) In the event of the occurrence of any of the events specified in
Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                     App. 8

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                         [FORM OF FACE OF INITIAL NOTE]

                              [Global Note Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No.                                                          CUSIP No.
    -------------                                                      ---------
                                                               ISIN No.
                                                                        --------
                                                                        $_______

                          6 1/4% Senior Notes due 2013

          XTO Energy Inc., a Delaware corporation, promises to pay to Cede &
Co., or registered assigns, the principal sum of           Dollars on April 15,
                                                 ---------
2013.

          Interest Payment Dates: April 15 and October 15.

          Record Dates: April 1 and October 1.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, XTO Energy Inc. caused this instrument to be duly executed.

                                            XTO ENERGY INC.


                                            by
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

THE BANK OF NEW YORK

     as Trustee, certifies
     that this is one of
     the Notes referred
     to in the Indenture.


by
    --------------------------------
     Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTE]

                           6 1/4% Senior Note due 2013

1. Interest

     XTO Energy Inc, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, liquidated damages by way of additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.50%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note held by any Holder owning Notes in the principal amount of $500,000 or more will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

     Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent,

Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

     The Company issued the Notes under an Indenture dated as of April 23, 2003 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

     The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 9.14 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. If, after the Issue Date, the Notes are assigned an Investment Grade Rating from both S&P and Moody's and no Default has occurred and is continuing, certain covenants will be terminated. These covenants are subject to important exceptions and qualifications as provided in the Indenture.

5. Optional Redemption and Repurchase

     The Notes are subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 or more than 60 days' notice, at a Redemption Price of 100% of their principal amount plus a Make-Whole Amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

     In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on a Business Day selected by the Company no earlier than 30 days nor later than 70 days after the occurrence of a Change of Control, at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest to the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase election (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the third Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Company in accordance with the terms of the Indenture.

     In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Notes do not have the benefit of any sinking fund obligations.

6. Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent by 11:00 A.M., New York City time, on the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Denominations; Transfer; Exchange

     The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

8. Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of it for all purposes.

9. Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge and Defeasance

     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or a Subsidiary Guarantor deposits with the Trustee money or U.S. Government Obligations for the payment of principal of (and premium, if any, on) and interest on the Outstanding Notes to redemption or Stated Maturity, as the case may be.

11. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors, if any, and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VII of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add or release any Subsidiary Guarantors, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to qualify the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder in any material respect.

12. Defaults and Remedies

     As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal when due upon Stated Maturity, redemption or otherwise;
(b) default for 30 days in payment of interest on any of the Notes; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or to make or consummate a Change of Control Offer or Net Proceeds Offer; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Notes; (e) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount of at least $10,000,000;
(f) cessation, or assertion thereof by the Company or any Subsidiary Guarantor, of any Subsidiary Guarantee to be fully effective; (g) certain events giving rise to ERISA liability; (h) certain final judgments against the Company or any Restricted Subsidiary in an aggregate amount of $10,000,000 or more over the coverage in applicable insurance policies which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 days; and (i) certain events of bankruptcy, insolvency or re-organization of the Company or any Restricted Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Notes will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded.

     No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Notes, and the offer to the Trustee of reasonable indemnity; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except Default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

13. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP and ISIN Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Holders' Compliance with Registration Rights Agreement

     Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

19. Subsidiary Guarantors

     Under the circumstances set forth in the Indenture, the Company's payment obligations under the Notes may be jointly and severally guaranteed by existing or future Restricted Subsidiaries of the Company as Subsidiary Guarantors.

20. Governing Law

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE ACT IS APPLICABLE.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

          XTO Energy Inc.
          810 Houston Street
          Fort Worth, TX 76102
          Attention: Investor Relations

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Note on the
                        ---------------------
books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                  Your Signature:
      ----------------                 --------------------

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:


------------------------------------------
Signature must be guaranteed

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

------------------------------------------------------------

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1) [ ] in the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) pursuant to and in compliance with Rule 144A under the Securities Act of 1933;

     (2) [ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;

     (3) [ ] pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933; or

     (4) [ ] pursuant to an effective registration statement under the Securities Act of 1933.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or
     (3) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


                                            ------------------------------------
                                            Signature

              TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------                    ------------------------------------
                                            NOTICE: To be executed by
                                                    an executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                                Principal amount of
           Amount of decrease in     Amount of increase in        this Global Note      Signature of authorized
 Date of    Principal amount of    Principal amount of this   following such decrease    officer of Trustee or
Exchange      this Global Note            Global Note               or increase)          Securities Custodian
--------   ---------------------   ------------------------   -----------------------   -----------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, check the box:

                                       [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, state the amount in principal amount: $
                   -----------


Date:                           Your Signature:
      ----------------                         ---------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Note.)


Signature Guarantee:
                     -------------------------------------
                         (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     EXHIBIT A-1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                         [FORM OF FACE OF EXCHANGE NOTE
                          OR PRIVATE EXCHANGE NOTE]*/**

----------
*/If the Note is to be issued in global form add the Global Notes Legend from
Exhibit 1 to this Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES".

**/If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to this Appendix and replace the Assignment Form included in this Exhibit A-1 with the Assignment Form included in such Exhibit 1.

No.                                                        CUSIP No.
    ------------                                                     -----------
                                                            ISIN No.
                                                                     -----------
                                                                     $
                                                                      ----------

                           6 1/4% Senior Note due 2013

          XTO Energy Inc., a Delaware corporation, promises to pay to        ,or
                                                                      -------
registered assigns, the principal sum of            Dollars on April 15, 2013.
                                         ----------

          Interest Payment Dates: April 15 and December 15.

          Record Dates: April 1 and December 1.

          Additional provisions of this Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, XTO Energy Inc. has caused this instrument to be duly executed.

                                            XTO ENERGY INC.


                                            by
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       -------------


TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies
   that this is one of
   the Notes referred
   to in the Indenture.


by
-------------------------------
      Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE
                            OR PRIVATE EXCHANGE NOTE]

                           6 1/4% Senior Note due 2013

1. Interest.

          XTO Energy Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, liquidated damages by way of additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.50% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]/1/ The Company will pay interest semiannually on April 15 and October 15 of each year, commencing October 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note held by any Holder owning Notes in the principal amount of $500,000 or more will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

----------
/1/ Insert if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be) any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

3. Paying Agent and Registrar.

          Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

          The Company issued the Notes under an Indenture dated April 23, 2003 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 9.14 of the Indenture, to issue Additional Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in business activities unrelated to its current activities. If, after the Issue Date, the Notes are assigned an Investment Grade Rating from both S&P and Moody's and no Default has occurred and is continuing, certain covenants will be terminated. These covenants are subject to important exceptions and qualifications as provided in the Indenture.

5. Optional Redemption and Repurchase.

          The Notes are subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 or more than 60 days' notice, at a Redemption Price of 100% of their principal amount plus a Make-Whole Amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

          In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on a Business Day selected by the Company no earlier than 30 days nor later than 70 days after the occurrence of a Change of Control, at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest to the Change of Control Purchase Date. The Holder shall have the right to withdraw any Change of Control Purchase election (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the third Business Day next preceding the Change of Control Purchase Date by delivering a written notice of withdrawal to the Company in accordance with the terms of the Indenture.

          In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The Notes do not have the benefit of any sinking fund obligations.

6. Notice of Redemption.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent by 11:00 A.M., New York City time, on the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7. Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

8. Persons Deemed Owners.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

9. Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

10. Discharge and Defeasance.

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or a Subsidiary Guarantor deposits with the Trustee money or U.S. Government Obligations for the payment of principal of (and premium, if any, on) and interest on the Outstanding Notes to redemption or Stated Maturity, as the case may be.

11. Amendment, Waiver.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors, if any, and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VII of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add or release Subsidiary Guarantors, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to qualify the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder in any material respect.

12. Defaults and Remedies

          As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal when due upon Stated Maturity, redemption or otherwise;
(b) default for 30 days in payment of interest on any of the Notes; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or to make or consummate a Change of Control Offer or Net Proceeds Offer; (d) failure for 30 days after notice to comply with any other covenants in the Indenture or the Notes; (e) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount of at least $10,000,000;
(f) cessation, or assertion thereof by the Company or any Subsidiary Guarantor, of any Subsidiary Guarantee to be fully effective; (g) certain events giving rise to ERISA liability; (h) certain final judgments against the Company or any Restricted

Subsidiary in an aggregate amount of $10,000,000 or more over the coverage in applicable insurance policies which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 days; and (i) certain events of bankruptcy, insolvency or re-organization of the Company or any Restricted Subsidiary.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Notes will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded.

          No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Notes, and the offer to the Trustee of reasonable indemnity; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except Default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

13. Trustee Dealings with the Company.

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication.

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

17. CUSIP and ISIN Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[18. Holders' Compliance with Registration Rights Agreement. /2/

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]

[19.] Subsidiary Guarantors.

          Under the circumstances set forth in the Indenture, the Company's payment obligations under the Notes may be jointly and severally guaranteed by existing or future Restricted Subsidiaries of the Company as Subsidiary Guarantors.

[20.] Governing Law.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE ACT IS APPLICABLE.

----------
/2/ Insert this provision only if the Note is a Private Exchange Note.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture [and the Registration Rights Agreement]/3/. Requests may be made to:

          XTO Energy Inc.
          810 Houston Street
          Fort Worth, TX 76102
          Attention: Investor Relations

----------
/3/ Insert this provision only if the Note is a Private Exchange Note.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                       agent to transfer this Note on the
                        ---------------------
books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                  Your Signature:
      ----------------                 -------------------------------


----------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.


Signature Guarantee:
                     -----------------------------------------
                              (Signature must be guaranteed)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, state the amount in principal amount: $
                   ----------------


Date:                          Your Signature:
      ----------------                         ---------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of
                                               this Note.)


Signature Guarantee:
                     -----------------------------------------
                              (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    Exhibit B

================================================================================

                                 XTO ENERGY INC.

                                       and

                           the Guarantors named herein

                          ----------------------------

                          6 1/4% SENIOR NOTES DUE 2013

                          ----------------------------

                                   ----------

                         FORM OF SUPPLEMENTAL INDENTURE

                         DATED AS OF             ,
                                     -------- ---  ----

                                   ----------

                              THE BANK OF NEW YORK,

                                     Trustee

                                   ----------

================================================================================

     This SUPPLEMENTAL INDENTURE, dated as of               ,     , is among XTO
                                              ---------- ---  ----
Energy Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and The Bank of New York, a New York banking corporation, as Trustee.

                                    RECITALS

     WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of April 23, 2003 (the "Indenture"), pursuant to which the Company has issued its 6 1/4% Senior Notes due 2013 (the "Notes"); and

     WHEREAS, Section 8.2(i) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Guarantor to comply with Section 9.12 thereof, without the consent of the Holders of the Notes; and

     WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

     Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

     From this date, in accordance with Section 9.12 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article XIV thereunder. Each of such Guarantors waives, and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Guarantor under its Subsidiary Guarantee until such time as the obligations guaranteed thereby are paid in full.

                                    ARTICLE 3

     Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. The recitals contained herein are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

     Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                              XTO Energy Inc.


                                              By
                                                --------------------------------
                                                Name:
                                                Title:


                                              [Guarantors]


                                              By
                                                --------------------------------
                                                Name:
                                                Title:


                                              The Bank of New York, as Trustee


                                              By
                                                --------------------------------
                                                Name:
                                                Title: